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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): January 25, 2002
                                                  ----------------



                             ACT Manufacturing, Inc.
                             -----------------------
             (Exact name of registrant as specified in its charter)



Massachusetts                    0-25560                        04-2777507
-------------                 -------------                 -------------------
(State or other                (Commission                    (IRS Employer
jurisdiction of                File Number)                  Identification No.)
incorporation)


         2 Cabot Road, Hudson, Massachusetts                   01749
         -----------------------------------------------------------
         (Address of principal executive offices)         (Zip Code)


         Registrant's telephone number, including area code: (978) 567-4000
                                                             --------------






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Item 5.   Other Events.
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On January 25, 2002, ACT Manufacturing, Inc. (the "Company") publicly disseminated a press release announcing it received $20 million of Debtor in Possession (DIP) financing under Chapter 11. The Company filed for reorganization on December 21, 2001. The funds approved, subject to a final hearing, are through June 2002 and would allow ACT to continue to service customers and maintain day-to-day operations. The Company believes that the multi-month DIP, along with the ongoing cash collateral, would be sufficient to meet ACT's operational needs. The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.

On January 28, 2002, the Company publicly disseminated a press release announcing that its common stock was delisted from The Nasdaq Stock Market effective with the open of business on January 28. The Company may seek to have one or more market makers quote its common stock on the OTC Bulletin Board. The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.2 hereto.

Item 7.  Financial Statements and Exhibits.
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(c)      Exhibit.

 99.1    Press Release dated January 25, 2002.

 99.2    Press Release dated January 28, 2002.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ACT MANUFACTURING, INC.
                                         -----------------------
                                         (Registrant)



Date: January 28, 2002                   /s/ John A. Pino
                                         --------------------------------------
                                         John A. Pino,
                                         President, Chief Executive Officer and
                                         Chairman

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EXHIBIT INDEX
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Exhibit
Number                            Description
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99.1                              Press Release dated January 25, 2002

99.2                              Press Release dated January 28, 2002